Exhibit 23(a)

                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
MSB Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-4, of our report dated January 27, 1998, relating to the consolidated balance sheets of MSB Bancorp Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1997 Annual Report on Form 10-K of MSB Bancorp, Inc.


                                        KPMG PEAT MARWICK LLP

Short Hills, New Jersey
April 3, 1998